Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
    In connection with the Annual Report on Form 10-K of Guidewire Software, Inc. for the year ended July 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mike Rosenbaum, as Chief Executive Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	September 11, 2025	By:	/s/ MIKE ROSENBAUM
Mike Rosenbaum
Chief Executive Officer
(Principal Executive Officer)

     In connection with the Annual Report on Form 10-K of Guidewire Software, Inc. for the year ended July 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeff Cooper, as Chief Financial Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	September 11, 2025	By:	/s/ JEFF COOPER
Jeff Cooper
Chief Financial Officer
(Principal Financial Officer)